UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2021

MESABI TRUST

(Exact name of registrant as specified in its charter)

New York	1-4488	13-6022277
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)

c/o Deutsche Bank Trust Company Americas Trust & Agency Services 60 Wall Street, 24th Floor New York, New York	10005
(Address of principal executive offices)	(Zip Code)

(904) 271-2520

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units of Beneficial Interest, no par value	MSB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01Regulation FD.

On October 22, 2021, Cleveland-Cliffs Inc. (“Cliffs”), parent of Northshore Mining Company (“Northshore”), the lessee/operator of the leased lands upon which Mesabi Trust is dependent for its royalties, held a conference call to discuss its third-quarter 2021 earnings.  During the call, Lourenco Gonclaves, Chairman, President, Chief Executive Officer of Cliffs, disclosed “…we will soon be shifting our DR-grade pellet production away from Northshore and into Minorca, where we will not have to deal with the unreasonable royalty structure at Northshore.”  Mr. Gonclaves also indicated that “As we plan to no longer sell pellets to third parties in the coming years, Northshore will become a swing operation, which we will keep idle every time we decided to do so. In any event, we will continue to be able to feed our Toledo plant with a consistent feed of DR-grade pellets but from Minorca and not from Northshore.”  During the call, Mr. Gonclaves acknowledged that the cost of the Northshore produced DR-grade pellets was not prohibitive and that Cliffs’ all-cash cost of HBI in third quarter was a number much better than the cost projected when it first approved construction of the Toledo HBI plant.

Cliffs has not notified Mesabi Trust of any of the aforementioned operational changes.  Separately, Cliffs has not recently requested any changes to the royalty structure and has historically failed to engage in meaningful negotiations requested by Mesabi Trust to address the interpretation of the royalty structure.  Mesabi Trust notes that any change to the royalty structure would require an amendment to the royalty agreement, which would require the approval of the Trustees as well as approval of 66 2/3% in interest of the Trust Certificate Holders.

Quarterly royalty payments from Northshore for iron ore shipments during the third calendar quarter, which are payable to Mesabi Trust under the royalty agreement, are due on October 30, 2021, together with the quarterly royalty report. After receiving the quarterly royalty report, Mesabi Trust plans to file a summary of the quarterly royalty report with the Securities and Exchange Commission in a Current Report on Form 8-K.

Forward-looking Statements

This report contains certain forward-looking statements based on Cliffs’ publicly announced plans with respect to DR-grade pellet production, third party sales, and use of Northshore in the future, which statements are intended to be made under the safe harbor protections of the Private Securities Litigation Reform Act of 1995, as amended.  Cliffs’ implementation of, or changes to, these plans are beyond Mesabi Trust’s control. As such, such statements are subject to risks and uncertainties, which could cause actual results to differ materially. Additional information concerning these and other risks and uncertainties is contained in Mesabi Trust’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended January 31, 2021 (filed April 27, 2021). Mesabi Trust undertakes no obligation to publicly update or revise any of the forward-looking statements made herein to reflect events or circumstances after the date hereof.

In accordance with general instruction B.2 to Form 8-K, the information in this Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESABI TRUST

By:	/s/ Jeffrey Schoenfeld
Jeffrey Schoenfeld Vice President Deutsche Bank Trust Company Americas, Corporate Trustee of Mesabi Trust

Dated: October 25, 2021